UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  November 3, 2004

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28774	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2320 Marinship Way, Suite 300 Sausalito, California 94965
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 331-5281

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of A Registrant

On October 29, 2004, the Company entered into a Loan and Security Agreement to finance the purchase of a Challenger 601-1A aircraft. Under the terms of the loan agreement the Company can borrow up to a maximum of $7.0 million, subject to satisfying certain conditions. The amortizing loan is repayable over 7 years with a final balloon payment due October 30, 2012.  Interest is payable at one-month LIBOR plus a spread. As of the date of this report the Company had drawn $6.45 million under the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of November 3, 2004.

WILLIS LEASE FINANCE CORPORATION

By:
/s/ Monica J. Burke
Monica J. Burke
Executive Vice President and
Chief Financial Officer